Exhibit 10.01
EXECUTION VERSION

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT
        Dated as of April 30, 2020
AMENDMENT NO. 1 TO THE AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT among EASTMAN CHEMICAL COMPANY, a Delaware corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1) The Company, the Lenders and the Agent have entered into an Amended and Restated Five Year Credit Agreement dated as of October 25, 2018 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2) The Company and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a) Section 1.01 is amended by inserting in the appropriate alphabetical location the new defined term:
“Net Debt” of any Person as of any date, means Debt of such Person minus (but without duplication of cash and cash equivalents that are escrowed for the purpose of repayment of Debt), cash and cash equivalents in excess of $200,000,000, all of the foregoing determined in accordance with GAAP on such date.
(b) A new Section 5.02(f) is added to read as follows:
(f) The Company will not, for period from April 30, 2020 through June 30, 2021, make or agree to make, directly or indirectly, any purchase, redemption, retirement or other acquisition of shares of its capital stock or other equity interests or warrants or options to acquire any such shares, or incur any obligation (contingent or otherwise) to do so, at any time the Leverage Ratio (as defined in Section 5.03) exceeds 3.50 to 1.00; provided, however that the Company may at any time purchase, redeem, retire or otherwise acquire for value its capital stock or other equity interests (including any stock appreciation rights, warrants or options in respect thereof) (i) from current or former employees or directors in the ordinary course of business and (ii) to the extent deemed to occur upon the exercise of options by current or former employees or directors to purchase capital stock or other equity interests if such shares of capital stock or other equity interests represent a portion of the exercise price of such options.

(c) Section 5.03 is amended in full to read as follows:
SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will maintain a ratio of Net Debt of the Company and its Subsidiaries on a Consolidated basis to Consolidated EBITDA of the Company and its Subsidiaries (the “Leverage Ratio”) for any four consecutive fiscal quarters of the Company (taken as one accounting period), of not greater than (a) 4.00 to 1.00 for the fiscal quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, (b) 4.25 to 1.00 for the fiscal quarter ended March 31, 2021, (c) 4.00 to 1.00 for the fiscal quarter ended June 30, 2021 and (d) 3.50 to 1.00 for each fiscal quarter ended on or after September 30, 2021; provided that after the end of fiscal quarter ended June 30, 2021, upon written notice (such notice, an “Increase Leverage Notice”) to the Agent from the Company that an acquisition with an aggregate consideration greater than or equal to $300,000,000 has been consummated, the Company will be permitted to maintain a Leverage Ratio of not greater than 4.00 to 1.00 for the period of four consecutive fiscal quarters immediately following the consummation of such acquisition; provided, further, that following such four consecutive fiscal quarters for which the maximum Leverage Ratio is increased, the maximum Leverage Ratio shall revert to 3.50 to 1.00 for not fewer than two fiscal quarters before a subsequent Increase Leverage Notice is delivered to the Agent.
(f) Section 9.20 is amended in full to read as follows:
SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or
(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Company and the Required Lenders and (b) for the account of each Lender who has delivered a counterpart to this Amendment, an amendment fee paid by or on behalf of the Company in an amount equal to 0.15% of the amount of the Revolving Credit Commitment of such Lender.
SECTION 3. Representations and Warranties of the Company. The Company represents and warrants that (i) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the date hereof, as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and (ii) no Default has occurred and is continuing.
SECTION 4. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any Notes, nor constitute a waiver of any provision of the Credit Agreement or any Notes.
(d)  This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.
SECTION 5. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
EASTMAN CHEMICAL COMPANY
By:
Name:
Title:
CITIBANK, N.A., as Agent
By:
Name:
Title:

SIGNATURE PAGE
CONSENT to Amendment No. 1 to the Amended and Restated Five Year Credit Agreement dated as of October 25, 2018 of EASTMAN CHEMICAL COMPANY.

Name of Lender:

by

Name:
Title:

by (1)

Name:
Title:

(1) For any Lender requiring a second signature line.